UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2007

SGS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133825	20-3939981
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

626 West Main Street, Suite 500, Louisville, KY 40202

(Address of principal executive offices) (Zip Code)

(502) 637-5443

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Amendment to Undertaking Agreement. On February 20, 2007, SGS International, Inc. entered into an Undertaking Agreement (the “Undertaking Agreement”) with Marriott W. Winchester, Jr., Senior Vice President of Sales and Marketing for the Company. Pursuant to the Undertaking Agreement the Company agreed to advance to Mr. Winchester such legal fees and expenses as are actually and reasonably incurred by him in connection with his defense of a claim brought by Vertis, Inc. in which Vertis, Inc. alleges that Mr. Winchester breached the Business Responsibility Agreement, dated July 12, 2005, by and between Mr. Winchester and Vertis, Inc. during his employment with the Company. Mr. Winchester has agreed to repay the amount of any advancement made by the Company pursuant to the Undertaking Agreement if the Company’s directors determine that Mr. Winchester is not entitled to indemnification or if it is determined under the bylaws of the Company or the laws of the State of Delaware that Mr. Winchester is not entitled to indemnification. Amendment No. 1 dated January 2, 2008 to the Undertaking Agreement increased to $150,000 the aggregate amount of legal fees and expenses that the Company could advance to Mr. Winchester. A copy of Amendment No. 1 to the Undertaking Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Tri-Ad Acquisition. Southern Graphic Systems-Canada, Co. (“SGS Canada”), a wholly owned subsidiary of SGS International, Inc., has entered into a Share Purchase Agreement dated as of January 2, 2008 (the “SPA”) under which SGS Canada acquired from Janko Herak, Adrianne Herak, Adrianne Herak Trust and C.J.K. Photo Engravers Limited, the outstanding shares of 1043497 Ontario Limited (“1043497”) and Cooper & Williamson, Inc. (together with 1043497 and its wholly owned subsidiaries Tri-Ad Graphic Communications Ltd. and Flex-Art Design Inc., “Tri-Ad”), for a cash purchase price of CDN $22,000,000 (approximately $22,211,000 based on the U.S. dollar/CDN dollar exchange rate on January 2, 2008), subject to adjustment as described in the SPA. Tri-Ad is a Canadian provider of packaging and retail graphics services with locations in Toronto, Ontario and outside of Montreal, Quebec.

The SPA contains customary representations, warranties, covenants and indemnification provisions. The preceding description of the SPA is qualified in its entirety by the terms of the SPA, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

See the discussion in Item 1.01 hereof with respect to the Tri-Ad acquisition, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 27, 2007, in connection with the financing of the Tri-Ad acquisition described in Item 1.01 hereof, which is incorporated herein by reference, SGS International, Inc. borrowed the sum of $17.0 million (the “Tri-Ad Borrowing”) under the acquisition facility of the December 30, 2005 senior secured credit facility provided to SGS, International, Inc. by a syndicate of banks, financial institutions and other entities led by UBS Securities LLC and Lehman Brothers Inc. The following description of the senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the senior secured credit facility agreements (the “Loan Agreements”) listed as exhibits to this report.

The senior secured credit facility initially provided financing of up to $193.7 million, consisting of: a $118.7 million term loan facility; a $40.0 million acquisition facility; and a $35.0 revolving credit facility, up to $20.0 million of which is available for acquisitions and $20.0 million of which is available for borrowing by the Registrant’s Canadian subsidiary, Southern Graphic Systems-Canada, Co./Systemes Graphiques Southern-Canada, Co. (“SGS Canada”). The revolving credit facility includes borrowing capacity available for letters of credit.

The $118.7 million term loan facility was drawn in its entirety by the Registrant and SGS Canada on December 30, 2005 in connection with the Registrant’s acquisition of Southern Graphic Systems, Inc. and its affiliated businesses from Alcoa Inc. The outstanding balance of the term loan facility is payable in quarterly installments of approximately $0.3MM through September 2011 with the remaining amount due at maturity on December 30, 2011. Borrowings on the term loan facility bear interest at a variable rate of LIBOR plus 2.5%. No amounts are currently drawn on the revolving credit facility; it matures on December 30, 2010. Unused portions of the revolving credit facility are charged a fee of 0.5% per annum.

With the Tri-Ad Borrowing, the Registrant has borrowed all of the $40MM available under the acquisition facility. The outstanding balance of the acquisition facility loans is payable in quarterly installments of approximately $100,000 through September 2011 with the remaining amount due at maturity on December 30, 2011. Borrowings on the acquisition facility bear interest at a variable rate of LIBOR plus 2.5%. The acquisition facility commitment expired on December 27, 2007.

The senior secured credit facility requires us to prepay outstanding loans, subject to certain exceptions and limitations, with: 100% of the net cash proceeds from asset sales by the Registrant or any of its subsidiaries (together, the “Company”); 100% of the net cash proceeds of issuances of debt or preferred stock by the Company; and 50% of the Company’s excess cash flow. The Company may make voluntary prepayments on the outstanding loans at any time without premium or penalty, except for customary “breakage” costs with respect to LIBOR loans.

All U.S. dollar denominated loan obligations under the senior secured credit facility are unconditionally guaranteed by Southern Graphics Inc. (the Registrant’s parent), Southern Graphic Systems, Inc. and each of the Registrant’s existing and future direct and indirect domestic subsidiaries (collectively, the “Domestic Guarantors”). All borrowings by SGS Canada under the senior secured credit facility are unconditionally guaranteed by the Registrant, Southern Graphics Inc., the Domestic Guarantors and each of the Registrant’s existing and future foreign subsidiaries.

All of the Company’s loan obligations under the senior secured credit facility are, and any interest rate protection or hedging facility relating to the senior secured credit facility entered into by the lenders or their affiliates (and, in each case, the guarantees of those obligations) will be, secured by perfected first priority security interests in, and mortgages on, substantially all the tangible and intangible assets of the Registrant and the Domestic Guarantors. All borrowings by SGS Canada under the senior secured credit facility are secured by perfected first priority security interests in, and mortgages on, substantially all the tangible and intangible assets of all of the Registrant’s foreign subsidiaries.

The senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to: sell assets; engage in mergers and acquisitions; pay dividends and distributions or repurchase capital stock; incur additional indebtedness (including guarantees and other contingent obligations) or issue equity interests; make investments and loans; create liens or further negative pledges on assets; engage in certain transactions with affiliates; enter into sale and leaseback transactions; make capital expenditures; enter into operating leases; change its business or ownership; amend or waive provisions of charter documents, agreements with respect to capital stock or other document related to the Company’s borrowings in a manner materially adverse to the lenders; and change its fiscal year. In addition, the senior secured credit facility requires the Company to maintain a minimum interest coverage ratio and a maximum total leverage ratio.

If an event of default under the senior secured credit facility shall occur and be continuing, the commitments under the facility may be terminated and the principal amount outstanding under the facility, together with all accrued unpaid interest and other amounts owing under the Loan Agreements, may be declared due and payable (except in the case of an event of default involving the bankruptcy of the Registrant or a subsidiary, in which case the commitments will automatically terminate and amounts owing under the Loan Agreements will automatically become due and payable).

The Company has $20.0 million available to fund acquisitions under the senior secured credit facility, consisting of a $20.0 million sub-limit under the revolving credit facility. The Company’s acquisitions are, among other things, subject to pro forma compliance with our then prevailing interest coverage ratio and our total leverage ratio being at least 0.25x less than the total leverage ratio required by the financial covenants.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this report and will be filed by amendment not later than March 19, 2008.

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report and will be filed by amendment not later than March 19, 2008.

(c)	Exhibits.

10.1	Amendment No. 1 dated as of January 2, 2008 to Undertaking Agreement, dated February 20, 2007, by and between SGS International, Inc. and Marriott W. Winchester, Jr.

10.2	Share Purchase Agreement, dated as of January 2, 2008, between Southern Graphic Systems – Canada, Co., Janko Herak, Adrianne Herak, Adrianne Herak Trust and C.J.K. Photo Engravers Limited

10.3	Credit Agreement, dated as of December 30, 2005, among the Registrant and Southern Graphic Systems – Canada, Co., as borrowers, certain of the Registrant’s subsidiaries, as guarantors, UBS Securities LLC and Lehman Brothers Inc., as joint arrangers and joint bookmanagers, UBS AG, Stamford Branch, as issuing bank, US administrative agent, US collateral agent and Canadian collateral agent, Lehman Brothers Inc., as syndication agent, CIT Lending Services Corporation, as documentation agent, National City Bank, as Canadian administrative agent, UBS Loan Finance LLC, as swingline lender, and the lenders referred to therein, incorporated by reference to exhibit 10.7 to the Registrant’s registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

10.4	First Amendment to Credit Agreement by and among the Registrant and Southern Graphic Systems - Canada, Co., as borrowers, certain affiliates of the borrowers, as guarantors, and the lenders party to the Credit Agreement as described therein, incorporated by reference to exhibit 10.8 to the Registrant’s registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

10.5	Security Agreement, dated as of December 30, 2005, by the Registrant, as borrower, certain of the Registrant’s subsidiaries, as guarantors, and UBS AG, Stamford Branch, as US collateral agent, incorporated by reference to exhibit 10.9 to the Registrant’s registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

10.6	Canadian Security Agreement, dated as of December 30, 2005, by certain of the Registrant’s subsidiaries, as pledgors, and UBS AG, Stamford Branch, as Canadian collateral agent, incorporated by reference to exhibit 10.10 to the Registrant’s registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

10.7	Debenture dated as of December 30, 2005, from SGS-UK Holdings Limited and others, as chargors, in favour of UBS AG, Stamford Branch, as Canadian collateral agent, incorporated by reference to exhibit 10.11 to the Registrant’s registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: January 3, 2008	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary